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                                                                   Exhibit 10.43

                          SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement dated April 13, 1998 by and among with the Company and certain other parties thereto.





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                                   SENETEK PLC

                          SECURITIES PURCHASE AGREEMENT










                                 APRIL 14, 1999



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                                    SCHEDULES

Schedule 1         - Purchaser Information
Schedule 8.8       - Sale and Leaseback
Schedule 10.1      - Qualification
Schedule 10.3      - Capital Stock
Schedule 10.5      - Subsidiaries
Schedule 10.7      - Litigation
Schedule 10.10     - ERISA
Schedule 10.12     - Indebtedness
Schedule 10.14     - Conflicting Agreements
Schedule 10.15     - Environmental Matters
Schedule 10.17     - Permits
Schedule 10.19     - Compliance
Schedule 10.20     - Intellectual Property
Schedule 10.21(a)  - Owned Real Property
Schedule 10.21(b)  - Leased Real Property
Schedule 10.22     - Employees
Schedule 10.23     - Insurance
Schedule 10.25     - Pending Drug Applications


                                    EXHIBITS


Exhibit A - Form of Senior Secured Note
Exhibit B - Form of Series A Warrant Certificate
Exhibit C - Form of Legal Opinion of Company Counsel
Exhibit D - Registration Rights Agreement
Exhibit E - Security Agreement
Exhibit F - Pledge Agreement
Exhibit G - Guaranty
Exhibit H - Patent and Trademark Security Agreement
Exhibit I - U.K. Security Agreement
Exhibit J - Form of Series B Warrant Certificate
Exhibit K - Form of Series C Warrant Certificate





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        SECURITIES PURCHASE AGREEMENT, dated as of April 14, 1999, by and between Senetek PLC, a corporation organized under the laws of England (the "Company"), and the Purchasers set forth on Schedule 1 hereto (the "Purchasers")

        WHEREAS, the Company and Windsor Capital Management, Ltd. ("Windsor") are parties to a Credit Agreement dated as of April 28, 1998, as the same may have been amended (the "Credit Agreement"), pursuant to which Windsor has extended to Senetek a line of credit in the amount of $10,000,000;

        WHEREAS, prior to the date of this Agreement, the Company borrowed an aggregate amount of $6,600,000 under the Credit Agreement, of which $2,388,750 remained outstanding and unpaid immediately prior to the execution of this Agreement (the "Borrowing");

        WHEREAS, the Company, the Purchasers, Windsor and certain other parties have entered into an agreement dated as of April 13, 1999 (the "Settlement Agreement") pursuant to which, among other things, Windsor has assigned to the Purchasers all of its rights under the Credit Agreement, including its right to receive payment from the Company of the Borrowing (collectively, the "Credit Agreement Rights"), as well as all right, title and interest in and to 2,105,715 of the Company's Ordinary Shares, 5 pence par value ("Ordinary Shares") previously issued by the Company upon the exercise of certain warrants (the "Previously Issued Shares");

        WHEREAS, upon the return to the Company by or on behalf of Windsor of certificates representing the Previously Issued Shares, the Company will cancel the certificates and reissue certificates representing the Previously Issued Shares in the names of the Purchasers in the respective amounts set forth opposite each Purchaser's name on Schedule 1 hereto;

        WHEREAS, the Company desires, upon the terms and conditions hereinafter provided to issue the Notes and the Warrants, each as hereinafter defined, to the Purchasers;

        WHEREAS, the Purchasers desire, upon the terms and conditions hereinafter provided, to acquire from the Company the Notes and Warrants;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

        1. DEFINITIONS.

        For the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below:



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                "Accounts Receivable" shall mean, with respect to the Company, all present and future accounts, receivables, all rights to payment for goods sold or leased or for services rendered or work performed that are not evidenced by an instrument or chattel paper (whether or not earned by performance), chattel paper, notes, drafts and other forms of obligations and other instruments and documents, whether now or hereafter owed to or owned or acquired by the Company or in which the Company has or may hereafter have any interest or right, all sums of money or other proceeds due or to become due thereon, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom, including but not limited to, the right of stoppage in transit, replevin and reclamation.

                "Affiliate" shall mean, with respect to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, (ii) which directly or indirectly, of record or beneficially, owns or holds ten percent (10%) or more of the shares of any class of capital stock of such Person, or (iii) ten percent (10%) or more of the shares of such stock of which are owned or held, directly or indirectly, of record or beneficially, by such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. All officers and directors of a Person shall be deemed to be an Affiliate of that Person.

                "Authorized Representative" means any of the President or any Vice President of the Company or, with respect to financial matters, the chief financial officer of the Company, or any other Person expressly designated by the Board of Directors of the Company (or the appropriate committee thereof) as an Authorized Representative of the Company.

                "Bankruptcy Law" shall have the meaning specified in clause
(vii) of Section 9.1.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                "Capital Stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.




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                "Change of Control" shall mean any transaction or series of related transactions whereby any one Person or "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended, who as of the date of this Agreement beneficially own, directly or indirectly, in the aggregate, less than 30% of the Ordinary Shares on a fully diluted basis, outstanding as of the date hereof, after giving effect to such transaction(s), beneficially own, directly or indirectly, in the aggregate, 30% or more of the Ordinary Shares on a fully diluted basis on any date.

                "Closing Date" shall mean the date and time of the Closing.

                "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                "Commission" shall mean the United States Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

                "Company" shall have the meaning specified in the Preamble.

                "Contract" shall mean any mortgage, indenture, contract or agreement to which the Company or any Subsidiary is a party.

                "CSA" shall mean the United States Comprehensive Drug Abuse Prevention and Control Act of 1970, as may be amended from time to time.

                "Default" shall have the meaning specified in this paragraph 11 under the definition of "Event of Default".

                "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                "Employee Benefit Plan" shall have the meaning specified in
Section 10.10.

                "Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or Releases.

                "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health




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or the environment in effect in any and all jurisdictions in which the Company is conducting or at the time has conducted business, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental, conservation or protection laws.

                "Environmental Liabilities" means any monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any environmental condition, remedial action, Release or threatened Release from or onto (i) any facility presently or formerly owned by the company or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company or a predecessor in interest.

                "Environmental Permit" means any permit, license, notice, order, approval or other authorization under any applicable law, rule, regulation or other requirement of the United States or of any state, municipality or other subdivision thereof required by any Environmental Law.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company as of any relevant measuring date under ERISA or the Code, is treated as a "single employer" under section 414 of the Code and the regulations promulgated thereunder; provided that in no event shall any Purchaser or any Affiliate of any Purchaser be deemed to be an ERISA Affiliate for purposes of this Agreement.

                "Event of Default" shall mean any of the events specified in
Section 9.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.




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                "FDCA" shall mean the United States Federal Food, Drug and
Cosmetic Act, as may be amended from time to time.

                "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Guaranty" shall have the meaning set forth in Section 5.14 hereof.

                "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified by a Governmental Authority as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic as defined in 40 C.F.R. 261.21-.24; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products, containing Hazardous Materials.

                "Holder of a Note or Warrant" shall mean the person in whose name the Note or Warrant is registered on the books and records of the Company.

                "Indebtedness" shall mean, with respect to the Company and any Subsidiary the principal of (and premium, if any, on) and unpaid interest on the following:

                        (i) indebtedness for money borrowed from another person whether secured or unsecured;

                        (ii) indebtedness guaranteed, directly or indirectly, in any manner by the Company and any Subsidiary, or in effect guaranteed, directly or indirectly, by the Company and any Subsidiary, through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase property or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring



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        the owner of the indebtedness against loss (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guarantee);

                        (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property or assets owned by the Company and any Subsidiary, even if the Company and any Subsidiary, has not in any manner become liable for the payment of such indebtedness;

                        (iv) all indebtedness of the Company and any Subsidiary, created or arising under any conditional sale, capital lease or other title retention agreement with respect to property or assets acquired by the Company and any Subsidiary, even though the rights and remedies of the seller, lessor or lender under any such agreement or capital lease in the event of default are limited to repossession or sale of such property or assets; and

                        (v) renewals, extensions and refundings of any or all of such indebtedness.

                "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                "Intellectual Property Rights" means, as to any Person, that Person's Patents and Patent Applications, Trademarks, licenses and trade/brand names, and including without limitation all logos and designs, trade secrets, technical information, proprietary rights, engineering procedures, designs, know-how and processes, software, copyrights and other intellectual property.

                "Inventory Financing" shall mean Indebtedness arising from an agreement for the financing of inventory entered into in the ordinary course of business between the Company or any of its Subsidiaries and a bank or financial institution experienced in providing financing of inventory.

                "Investment" in any Person shall mean all investments by stock purchase, capital contribution, loan, advance, guarantee of any indebtedness or creation or assumption of any other liability in respect of any indebtedness of such Person.

                "Investment Notes" shall have the meaning set forth in Section 2 hereof.



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                "IRS" shall mean the Internal Revenue Service of the United
States.

                "Knowledge," "best knowledge" and similar phrases, when used with respect to the Company or any of its Subsidiaries, shall mean the actual knowledge after due inquiry of the Company's Chief Executive Officer, President, Chief Financial Officer or Executive Vice President of Operations.

                "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, properties or operations of the Company and its Subsidiaries, taken as a whole.

                "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for any employees or former employees of the Company or any ERISA Affiliates.

                "Notes" shall mean the Senior Secured Notes due 2002 (together with any such notes which may be issued hereunder in substitution or exchange thereof) of the Company to bear interest on the unpaid balance thereof from the date of issue until the principal thereof shall become due and payable at the rate of 8.0% per annum (accruing daily and payable quarterly in arrears) and on overdue principal, premium and interest at the rate specified therein, and be stated to mature on April 13, 2002, issued pursuant to Section 2 hereof.

                "Obligations" shall mean the obligations, liabilities and Indebtedness of the Company with respect to (i) the principal, interest and all other amounts owed pursuant to the terms of the Notes and (ii) the payment and performance of all other obligations, liabilities and Indebtedness of the Company to the Purchaser, under any one or more of the Transaction Documents other than the Warrants.

                "Officers' Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, President or one of its Vice Presidents and by its Chief Financial Officer, Treasurer or Controller.

                "Ordinary Shares" shall mean the Company's ordinary shares, (5p) par value per share.




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                "Patent and Patent Applications" shall mean, as to any Person, all of such Person's right, title and interest in and to all of its now owned or existing and filed and hereinafter acquired or arising and filed patents and patent applications, inventions and improvements thereto, and (a) the reissues, divisions, continuations, renewals, extensions, and continuations, in-part thereof, (b) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto, including without limitation damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) all right as licensor or licensee with respect to any of the foregoing.

                "Patent and Trademark Security Agreement" shall have the meaning set forth in Section 5.12 hereof.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation or any corporation or governmental body or agency succeeding to the functions thereof.

                "Pension Plan" shall mean an employee pension benefit plan within the meaning of section 3(2) of ERISA, maintained or contributed to by the Company or an ERISA Affiliate, and which is subject to Section 412 of the Code.

                "Permitted Acquisition" means an acquisition by the Company or its Subsidiaries of assets or capital stock or other ownership interest in a Person provided that (a) the Person to be (or whose assets are to be) acquired does not oppose such acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries; (b) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary); (c) if the cost of Acquisition shall be financed with cash consideration in excess of $1,000,000, the Purchaser shall consent to such Acquisition in their discretion; provided, that the aggregate purchase price for such acquisitions consummated during any twelve month period for less than $1,000,000 shall not exceed $3,000,000; and (d) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such acquisition.

                "Permitted Indebtedness" shall mean

                        (i) purchase money Indebtedness and Indebtedness arising from Receivables Financing, Inventory




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        Financing and Indebtedness under capital leases entered into in the ordinary course of business;

                        (ii) the Indebtedness represented by the Notes;

                        (iii) Indebtedness used to finance the cost of Permitted Acquisitions;

                        (iv) Indebtedness with terms substantially similar to that represented by the Notes not to exceed $15,000,000 in the aggregate, provided such Indebtedness is issued on a pari passu basis with the Notes;

                        (v) Any extension, renewal, refunding or refinancing of Indebtedness permitted in (i), (ii), (iii) or (iv) above without any increase in the principal or commitment amount thereof and on terms, in the aggregate, no less favorable to the Company, as the case may be, than the terms of such debt prior to such extension, renewal, refunding or refinancing;

                        (vi) Indebtedness between wholly-owned Subsidiaries and the Company;

                        (vii) Unsecured Indebtedness which is expressly subordinated to the Notes in payment of principal and interest and in all other respects; and

                        (viii) Indebtedness secured by Permitted Liens.

                "Permitted Liens" shall mean, as to the property, personal, real, tangible and intangible, of any Person:

                        (i) Other Liens in existence on the Closing Date listed on Schedule 8.1 hereto;

                        (ii) Purchase money Liens upon or in any plant, machinery or equipment acquired after the Closing Date by the Company to secure a portion of the purchase price of such plant, machinery or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such plant, machinery or equipment and Liens incurred in connection with Inventory Financing and Receivables Financing;

                        (iii) Liens existing on any plant, machinery or equipment at the time of its acquisition whether by merger, consolidation, purchase of assets, or otherwise;

                        (iv) Liens incurred to refinance existing secured obligations permitted by clauses (i) through (iii) above;



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                        (v) Liens incurred or pledges and deposits in connection
        with workers' compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

                        (vi) Liens imposed by law, such as mechanics' carriers' warehousemen's, materialmen's, supplier's and vendors' in good faith by appropriate proceedings which have the effect of staying any action to foreclose or to obtain a judgment to enforce such Liens;

                        (vii) zoning restrictions, easements, licenses, covenants, reservations restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially impair the use of such property in the operation of the businesses of such Person;

                        (viii) Liens for taxes or assessments not yet due or which are being contested in good faith for which adequate reserves have been established in accordance with GAAP.

                "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                "Pledge Agreement" shall have the meaning set forth in Section
5.12 hereof.

                "Prohibited Transaction" shall mean any "prohibited transaction" (within the meaning of Section 406 of ERISA or 4975 of the IRC) with respect to any Employee Benefit Plan for which transaction no statutory or administrative exemption is available.

                "Receivables Financing" shall mean Indebtedness arising from an agreement for the financing of account receivables entered into in the ordinary course of business between the Company or any of its Subsidiaries and a bank or financial institution experienced in providing financing of receivables.

                "Registration Rights Agreement" shall have the meaning set forth in Section 5.12 hereof.

                "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

                "Requirements of Environmental Law" means any and all regulations imposed by and provisions of any law, rule, regulation, order, decision or decree of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority which relate to (i) pollution, contamination, protection, cleanup, restoration, destruction, loss or injury to or of the air, surface water, groundwater, land (including, without limitation, surface and subsurface strata) or other natural resources;
(ii) solid, gaseous or liquid waste generation, handling, transportation, treatment, processing, cleanup, storage, disposal, recycling, or reclamation;
(iii) exposure to pollutants, contaminants, Hazardous Materials, hazardous substances, toxic materials or substances, or wastes; (iv) the safety or health of employees (other than social security laws); (v) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, Hazardous Materials, hazardous substances, toxic materials or substances, or wastes; or (vi) noise.

                "Restricted Investment" means an Investment in any Person other than (i) an Investment by the Company or any Wholly- Owned Subsidiary of the Company in a Wholly-Owned Subsidiary of the Company, subject, in the case of any such Investments that constitute debt, to the provisions of Section 8.2; (ii) loans or advances made in the ordinary course of business to employees of the Company and its Subsidiaries for travel and like expenses; (iii) Investments in direct obligations of the United States of America or obligations of any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America; (iv) negotiable certificates of deposit issued by any commercial bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus of not less than $100,000,000; (v) readily marketable commercial paper rated A-1 by Standard & Poor's Corporation or Prime-1 by NCO/Moody's Commercial Paper Division of Moody's Investor Services, Inc. (all of which Investments shall be payable in U.S. dollars in the United States of America and shall have maturities not in excess of twelve months); and (vi) Permitted Acquisitions.

                "Restricted Payment" shall mean (i) any dividend on, or any distribution of property or cash in respect of, any shares of Capital Stock of the Company or any Subsidiary or the incurrence of any liability in respect thereof, and (ii) any payment or distribution of property or cash on account of the redemption, purchase, retirement or other acquisition of any shares of Capital Stock of the Company or any Subsidiary or any warrant, option or other right to purchase or acquire any shares of Capital Stock of the Company or any Subsidiary, other than the exercise of the Warrants.

                "Securities" shall have the meaning specified in Section 2.

                "Securities Act" shall mean the Securities Act of 1933, as amended.

                "Security Agreement" shall have the meaning set forth in Section
5.12 hereof.

                "Series A Warrants" shall mean warrants to purchase an aggregate of 3,000,000 Ordinary Shares, subject to adjustment, at an exercise price of $1.50 per Ordinary Share, subject to adjustment.

                "Series B Warrants" shall mean warrants to purchase an aggregate of 3,333,333 Ordinary Shares, subject to adjustment, at an exercise price of $1.50 per Ordinary Share, subject to adjustment.

                "Series C Warrants" shall mean warrants to purchase an aggregate of 1,194,285 Ordinary Shares, subject to adjustment, at an exercise price of $2.00 per Ordinary Share, subject to adjustment.

                "Settlement Notes" shall have the meaning set forth in Section 2 hereof.

                "Significant Holder" shall mean as long as the Notes are outstanding any holder holding at least 25% of the principal amount of the Notes outstanding from time to time (it being agreed that two or more investment funds which have the same investment manager shall be treated as one holder for this purpose).

                "Substantial Part" shall mean, as of any date, assets (i) having a net book value equal to or in excess of 10% of the assets of the Company and its Subsidiaries, taken as a whole (determined in accordance with United States
GAAP) or (ii) which have provided 10% or more of consolidated net revenue (defined in accordance with GAAP) of the Company and its Subsidiaries in the most recent fiscal year of the Company.

                "Subsidiary" shall mean, with respect to the Company, any corporation or similar entity, a majority of the Capital Stock or other equity of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                "Termination Event" shall mean (i) a "Reportable Event" described in 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30 day notice requirement has been waived by applicable PBGC regulation; or (ii) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2)of ERISA; or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) the complete or partial withdrawal of the Company or an ERISA Affiliate from a Multiemployer Plan; or (vi) an event occurs which requires the Company or an ERISA Affiliate to provide security to a Pension Plan within the meaning of
Section 401(a)(29) of the Code; or (vii) the imposition of a lien pursuant to
Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA; or (ix) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination by the PBGC of, or the appointment of a trustee to administer any Pension Plan.

                "Trademarks" means, as to any Person, all of such Person's right, title and interest in and to all of its now owned or existing and filed, and hereafter acquired or arising and filed, trademarks, service marks, trademark or service mark registration, trade names, trademark rights, trade name rights and trademark or service mark applications, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payment for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, (e) all rights as licensor or licensee with respect to any of the foregoing, and (f) together with each case with the goodwill of such Person's business connected with the use of, and symbolized by any of the foregoing.

                "Transaction Documents" shall mean, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the U.K. Security Agreement, the Pledge Agreement, the Guaranty and the Patent and Trademark Security Agreement , the Copyright Security Agreement and all exhibits and schedules thereto and hereto.

                "U.K. Security Agreement" shall have the meaning set forth in
Section 5.12 hereof.

                "Warrants" shall have the meaning specified in Section 2.

                "Warrant Shares" shall mean the shares of Ordinary Shares issuable upon the exercise of the Warrants.

                "Wholly-Owned Subsidiary" as applied to any Subsidiary, shall mean a Subsidiary all of the outstanding shares of every class of Capital Stock of which are at the time owned by or for the benefit of the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

        2. AUTHORIZATION OF FINANCING; SETTLEMENT. (a) In order to provide funds for working capital for the Company and its Subsidiaries, the Company has authorized the issue, sale and delivery of (i) Notes in the aggregate principal amount of $5,000,000, substantially in the form of Exhibit A attached hereto (the "Investment Notes") to the Purchasers in accordance with Schedule 1; (ii) 500,000 Series A Warrants; and (iii) 3,333,333 Series B Warrants.

                (b) In addition, the Company will issue on the Closing Date to the Purchasers in accordance with Schedule 1, (i) Notes in the aggregate principal amount of $2,388,570, which shall be substantially in the form of Exhibit A attached hereto (the "Settlement Notes"); (ii) 238,857 Series A Warrants; (iii) 2,261,143 Series A Warrants and (iv) 1,194,285 Series C Warrants.

                (c) The Series A Warrants, Series B Warrants and Series C Warrants shall be evidenced by warrant certificates substantially in the forms of Exhibit B, Exhibit I and Exhibit J, respectively, attached hereto (the "Warrant Certificates") and are collectively referred to herein as the "Warrants".

                (d) As used herein, the term "Securities" means the Investment Notes, the Settlement Notes and the Warrants issued pursuant to this Section 2.

        3. PURCHASE AND SALE OF SECURITIES; SETTLEMENT NOTE; CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENT. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Purchasers and the Purchasers agree to purchase from the Company $5,000,000 in aggregate principal amount of the Investment Notes, together with 500,000 Series A Warrants and 3,333,333 Series B Warrants in the respective amounts set forth opposite their names on Schedule 1 hereto, represented by one or more Notes or Warrant Certificates in the appropriate form attached hereto as an Exhibit, registered in the Purchaser's name or that of the Purchasers' nominee, as the Purchaser shall request, and, in the case of the Investment Notes, in such denominations as the Purchasers shall request. In addition, in connection with the transactions provided for in the Settlement Agreement, the Company hereby agrees to issue the Settlement Notes and the Series A and Series C Warrants described in Section 2(b) hereof to the Purchasers in the respective amounts set forth opposite their names on Schedule 1 hereto, represented by one or more Notes or Warrant Certificates in the appropriate form attached hereto as an Exhibit. Each Purchaser hereby agrees that the issuance of the Settlement Notes and the Series A and Series C Warrants to the Purchasers pursuant hereto shall satisfy in full all of the obligations of the Company under the Credit Agreement, including, without limitation, the obligation of the Company to repay the Borrowing, and
(ii) upon issuance of the Settlement Notes and Series A and Series C Warrants to the Purchasers pursuant hereto, the Credit Agreement shall be deemed to be terminated and of no further force or effect.

        4. CLOSING OF SALE OF SECURITIES. The purchase and delivery of the Securities shall take place at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022 (the "Closing") to be held on April 14, 1999, or at such other place or on such other date as the Purchasers and Company may agree upon. At the Closing, the Company will deliver (i) the Investment Notes, 500,000 Series A Warrants and 3,333,333 Series B Warrants to the Purchasers, against payment of the purchase price therefor by transfer of immediately available funds in the amount of $5,000,000 to such bank or other financial institution as the Company shall direct in writing for credit to the Company's account, and (ii) the Settlement Notes, 238,857 Series A Warrants, 2,261,143 Series A Warrants and 1,194,285 Series C Warrants to the Purchasers in full satisfaction of all obligations of the Company under the Credit Agreement. If at the Closing the Company shall fail to tender to the Purchaser any of the Securities or any of the conditions specified in Section 5 shall not have been satisfied or waived by the Purchasers, the Purchasers shall, at the Purchasers' election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such non-fulfillment.

        5. CONDITIONS OF CLOSING. The Purchasers' obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

                5.1 OPINIONS OF COUNSEL. The Purchasers shall have received from Latham & Watkins, United States counsel for the Company and Trowers and Hamlins, English counsel to the Company, opinions covering the matters contained in the opinion form set forth in Exhibit C attached hereto, addressed to the Purchaser dated the date of the Closing and otherwise satisfactory in substance and form to the Purchaser.

                5.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the Company contained in this Agreement and the Transaction Documents, shall be true and correct when made and at the time of the Closing as though made at such time, and the Company shall have performed or complied with the covenants, conditions and agreements contained in this Agreement and the Transaction Documents required to be performed and complied with by the Company at or prior to the Closing; and there shall exist at the time of the Closing and after giving effect to such transactions no Event of Default or Default.

                5.3 PURCHASE AND LOAN PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act) and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation or order.

                5.4 NO ADVERSE ACTION OR DECISION. There shall be no action, suit, investigation, or proceeding pending, or to the Company's knowledge, threatened, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

                5.5 APPROVALS AND CONSENTS. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits and certificates (collectively, "Consents") by or of all United States federal, state and local governmental authorities and all United Kingdom and other foreign governmental authorities and all Consents by or of all other Persons necessary for the issuance of the Securities and all such Consents shall be in full force and effect at the time of Closing and copies thereof shall be delivered to the Purchaser at the Closing.

                5.6 PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its special counsel may reasonably request.

                5.7 TRANSACTION FEE; LEGAL FEES. (a) Scorpion Holdings LLC shall have received payment in full of USD $75,000 representing the transaction fee referred to in Section 12.2 hereof.

                        (b) Pryor Cashman Sherman & Flynn LLP, special counsel to the Purchaser, shall have received payment of its fees and expenses referred to in Section 12.2 hereof.

                5.8 COMPLIANCE CERTIFICATE. The Purchaser shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in this Article 5 required to be fulfilled on the Closing Date have been fulfilled.

                5.9 NOTE AND WARRANT CERTIFICATES. The Company shall have delivered to the Purchasers the Investment Notes, Series A Warrants, Series B Warrants, the Settlement Notes and the Series C Warrants, as required by Section 2 hereof.

                5.10 SECRETARY'S CERTIFICATE; GOOD STANDING. The Company and each Subsidiary shall have delivered to the Purchaser (i) a certificate of its corporate secretary or assistant secretary as to (A) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each of the Transaction Documents to which it is a party and, in the case of the Company, authorizing the issuance and delivery of the Notes and Warrants, as being in full force and effect without modification or amendment and (B) its Certificate of Incorporation (or equivalent organizational document) and By-Laws and all amendments thereto to the Closing Date as being in full force and effect; with true, correct and complete copies of such resolutions, Certificates of Incorporation (or equivalent organizational document)and By-laws (or equivalent document) attached thereto, and (ii) an incumbency certificate of its officers executing this Agreement and any other Transaction Documents to which it is a party, (iii) a certificate of subsistence and/or good standing of the Company and each Subsidiary, dated as of the Closing Date, issued by the Companies House of the United Kingdom and the Secretary of State of California, and of each other jurisdiction in which the Company and any Subsidiary is qualified to do business.

                5.11 CERTIFICATES. The Company shall have delivered a certificate of its Chief Financial Officer certifying that the Company is in compliance with all covenants under all existing credit facilities of the Company.

                5.12 OTHER DOCUMENTS AND OPINIONS. The Purchaser shall have received each of the following documents, duly executed by the Company and, if applicable, each Subsidiary: (i) the Registration Rights Agreement, substantially in the form of Exhibit D hereto (the "Registration Rights Agreement"), (ii) the Security Agreement, substantially in the form of Exhibit E hereto (the "Security Agreement"), (iii) the Pledge Agreement, substantially in the form of Exhibit F hereto (the "Pledge Agreement"), (iv) a Guaranty, substantially in the form of Exhibit G hereto from each Subsidiary ("Guaranty"),
(v) the Patent and Trademark Security Agreement, substantially in the form of Exhibit H hereto ("Patent and Trademark Security Agreement") and

(vi) the Fixed and Floating Security Document, substantially in the form of
Exhibit I hereto (the "U.K. Security Agreement").

        6. PREPAYMENT OF THE NOTES. The Notes shall be subject to prepayment as provided below.

                6.1 MANDATORY PREPAYMENT. Upon the occurrence of (a) any registered underwritten public offering of any class or classes of Capital Stock of the Company, (b) the sale of all or substantially all of the assets of the Company (c) a merger or consolidation involving the Company in which the Company is not the surviving entity or (d) a Change of Control, then all of the principal amount of Notes then outstanding shall be immediately and indefeasibly prepaid in full, together with all accrued and unpaid interest thereon and any other amounts owing in connection therewith;

                6.2 OPTIONAL PREPAYMENT. Subject to Section 6.3 and 6.4, the Notes shall, in accordance with their terms, be subject to prepayment, without penalty, in full or in part at any time at the option of the Company, together with all accrued and unpaid interest thereon and any other amounts owing in connection therewith.

                6.3 NOTICE OF PREPAYMENT. The Company shall give the holder of each Note written notice of its intent to prepay such Note pursuant to Section
6.1 or 6.2 hereof not less than 15 Business Days prior to the prepayment date as specified in the notice ("Prepayment Notice"). Notice of prepayment having been given as aforesaid, the principal amount of the Notes to be prepaid, together with all accrued and unpaid interest thereon to the prepayment date, shall become due and payable on such prepayment date. All payments received by the holders of the Note, shall be applied in the following manner: first, in payment of any amounts owing under the Notes other than principal and interest, second, in respect of any accrued and unpaid interest on the Notes to the repayment date, and third, in payment of principal under the Notes.

        7. AFFIRMATIVE COVENANTS. The Company covenants that from and after the date of this Agreement and thereafter so long as any Notes remain outstanding, as follows:

                7.1 FINANCIAL STATEMENTS AND OTHER REPORTS. The Company covenants that it will deliver, or cause to be delivered, to each holder of the
Notes:

                (i) promptly upon transmission thereof, (a) copies of all such financial statements, proxy statements, quarterly reports, annual reports, notices and all other reports as the Company or any Subsidiary shall send to its security holders or directors, (b) copies of all reports (and all registration statements) which the Company or any Subsidiary, files with the Commission or the NASDAQ Stock Market or any securities exchange or automated quotation system on which any securities of the Company may be listed or quoted, (c) copies of all press releases and other statements made generally available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or any Subsidiary, and (d) to the Significant Holders, copies of all notices of default, term sheets that have been agreed to by the Company or any Subsidiary and commitment letters received from any lender to the Company or any Subsidiary, and copies of all minutes of meetings of the Company's or any Subsidiary's Board of Directors or any Committee thereof, in each case as the Significant Holders may reasonably request;

                (ii) within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year, a certificate of the Chief Financial Officer of the Company stating that the signer has reviewed the terms of this Agreement and the Securities and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that the signer does not have knowledge of the existence, as at the date of the certificate of the Chief Financial Officer, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action, if any, the Company has taken or is taking or proposes to take with respect thereto.

                (iii) with reasonable promptness upon the Company or any Subsidiary obtaining knowledge (a) of any condition or event which constitutes a Default or Event of Default, (b) that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event which, in the opinion of management of the Company, would have a Material Adverse Effect, (d) that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(ii) or (e) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $200,000 with respect to any single cause of action or of any adverse determination in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $200,000 with respect to any single cause of action, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Company has taken, is taking or proposes to take with respect thereto; and

                (iv) copies of all relevant documentation as soon as reasonably practicable after the Company or any ERISA Affiliate first becomes aware of the occurrence of (a) the establishment of a new Employee Benefit Plan, the commencement of contributions to any Employee Benefit Plan to which the Company or any ERISA Affiliate was not previously contributing, any Employee Benefit Plan amendment providing for a material increase in the aggregate benefits provided under any existing Employee Benefit Plans, each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Company or any ERISA Affiliate with respect to such request and the failure of the Company or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; (b) any Termination Event, any Prohibited Transaction, along with a notice specifying the nature thereof, what action the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; or (c) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under
        Section 401(a) of the Code, the institution of proceedings or the taking or expected taking of action by the PBGC or the Company or any ERISA Affiliate to terminate any Pension Plan (including the filing or intent to file a notice to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA) or have a trustee appointed to administer any Pension Plan or withdraw or partially withdraw from any Multiemployer Plan; each Schedule B (actuarial report) to the annual report (Form 5500 Series) filed by the Company or any ERISA Affiliate with the IRS with respect to each Pension Plan; all notices received by the Company or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4002 of ERISA.

                7.2 INSPECTION OF PROPERTY. The Company and each Subsidiary will permit any Person or Persons designated by the Purchasers in writing, subject to the execution by that Person or Persons of a confidentiality agreement reasonably satisfactory to the Company, to visit and inspect any of the properties of the Company or any Subsidiary, to examine the books and financial records of the Company or any Subsidiary and all scientific information and data, and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with its officers and its independent public accountants, all at such reasonable times and as often as the Purchaser may reasonably request. The Company shall pay the reasonable, out-of-pocket expenses incurred by the Purchasers for one such visit by one Person per calendar year; provided, however, that if an Event of Default (as defined herein) has occurred and is continuing, the Company shall reimburse the Purchasers for all such expenses for an unlimited number of such visits.

                7.3 MAINTENANCE OF PROPERTIES; INSURANCE. The Company and each Subsidiary will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company or any Subsidiary and which are material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and additions and improvements thereto; and the Company and each Subsidiary at all times will comply with each provision of all leases to which it is a party or pursuant to which it occupies property and which are material to the conduct of the business of the Company and the Subsidiaries, taken as a whole. The Company and each Subsidiary will maintain or cause to be maintained, with financially sound and reputable insurers, which shall have the same or higher rating by A.M. Best Co. (or another nationally recognized insurance rating agency of similar standing if A.M. Best Co. is not then in the business of rating insurers) as the insurers insuring the Company's assets on the date hereof, (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the jurisdiction in question), insurance with respect to their respective properties and businesses which are material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, against loss or damage from fire, explosion or other risks customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations and as are sufficient to prevent the Company from becoming a co-insurer within the terms of the policies in question. The Company shall provide 30 days prior written notice to the holders of the Notes prior to the termination of any such insurance policy by the Company or of which the Company has received notice from the insurer. The Company, in its discretion, will use the proceeds of all such casualty insurance policies to (i) repay the debt evidenced by the Notes on a pro rata basis, or (ii) repair or replace the damaged property. The Company agrees to pay in a timely manner any and all premiums required to maintain such policies in full force and effect.

                7.4 CORPORATE EXISTENCE; LIENS. (a) Except as set forth on
Schedule 7.4 hereto, the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence, and rights, licenses, franchises, trademarks, tradenames, patents and other proprietary information material to the business of the Company and the Subsidiaries taken as a whole, and will qualify and cause each Subsidiary to qualify to do business in any jurisdiction where the ownership of property or the operation of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                (b) As soon as practicable but no later than ninety (90) days of the Closing, the Company will deliver to each of the Purchasers a certificate of good standing of the Company from the Secretary of State of the States of California and Missouri.

                (c) As soon as practicable but no later than ninety (90) days of the Closing, the Company will provide the Significant Holders with evidence that the Liens previously held by Bank of New York and Michigan National Bank against a Subsidiary of the Company have been discharged.

                (d) As soon as practicable but no later than thirty (30) days of the Closing, the Company will provide the Significant Holders with the results of lien searches performed in the following jurisdictions: Buffalo County, Nebraska, and Macomb County, Michigan. As soon as practicable but no later than ninety (90) days of the delivery to the Significant Holders of the above-mentioned lien searches for each of the above jurisdictions, the Company will provide the Significant Holders with evidence that any Liens other than Permitted Liens found on such lien searches have been discharged.

                7.5 PAYMENT OF TAXES AND CLAIMS. Except as set forth on Schedule
7.5 hereto, the Company will, and will cause each Subsidiary to, promptly pay and discharge, when due and payable, all material taxes, assessments and other governmental charges imposed upon them or any of their respective properties or assets or in respect of any of their respective franchises, business income or properties before any penalty or interest accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of their properties or assets; provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

                7.6 COMPLIANCE WITH LAWS. The Company will, and will cause its Subsidiaries to, comply in all respects with the requirements of all applicable laws, rules, regulations and orders of any court or other governmental authority except where a failure to do so would not have a Material Adverse Effect. The Company, at its expense, will promptly upon request make all state securities or "blue sky" filings as may be necessary or appropriate in connection with the issuance of Ordinary Shares hereunder or upon exercise of the Warrants.

                7.7 ATTENDANCE AT BOARD MEETINGS. For so long as any of the Notes are outstanding, the Company shall and will cause each Subsidiary to (i) give the Purchasers written or other notice of any meeting of the Company's or each Subsidiary's Board of Directors and any committees thereof at the time and in the manner that such notice thereof is given to members of its Board of Directors or such committee, and shall permit Kevin McCarthy, as representative of the Purchasers (or any other person designated by the Purchasers as their representative and approved by the Company, which approval shall not be unreasonably withheld), to attend as an observer and in person (at the Company's expense) or, in the case of meetings held by telephonic conference call, by telephone, each meeting of the Company's or a Subsidiary's Board of Directors and committees thereof, and (ii) deliver to the Purchaser, concurrently with the delivery thereof to Board members, any written communication including, without limitation, financial information, directed to members of the Company's or its Subsidiary's Board of Directors.

                7.8 USE OF PROCEEDS. The Company shall use all of the proceeds received from the sale of the Securities pursuant to this Agreement as follows
(i) the payment of closing costs associated with the closing under this Agreement and (ii) all remaining amounts for general corporate purposes of the Company.

                7.9 INDEPENDENT ACCOUNTANTS. The Company's financial statements for the year ended December 31, 1998 have been or are being audited by BDO Seidman. In the event the services of BDO Seidman or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Significant Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Significant Holders a letter of such firm setting forth the reasons for the termination of their services. In its notice, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof. In the event of any such termination, the Company will promptly thereafter engage another nationally recognized firm of independent public accountants or, if the Company is unable through commercially reasonable efforts to retain a nationally recognized firm of independent public accountants, another firm of independent public accountants reasonably acceptable to the Significant Holders.

                7.10 REGULATORY COMPLIANCE. The Company and each Subsidiary will timely make all filings required to be made by it by all relevant federal, state or local regulatory bodies except where failure to do so would not have a Material Adverse Effect.

                7.11 RESERVATION OF SHARES. The Company shall at all times keep reserved and available for issuance the number of Ordinary Shares necessary for issuance upon exercise of all of the Warrants (as such number may be adjusted or changed pursuant to the terms of the Warrants).

                7.12 ACCOUNTS AND RECORDS. The Company and each Subsidiary will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs.

                7.13 KEY MAN LIFE INSURANCE. The Company shall have obtained as of the Closing Date from a financially sound and reputable insurer, a "key man" life insurance policy with respect to Frank J. Massino in an amount equal to at least $1,000,000, and any proceeds (after payment of applicable taxes) received by the Company thereunder shall be applied to repay the debt evidenced by the Notes on a pro rata basis.

                7.14 EXECUTIVE OFFICERS. The Company covenants that Frank J. Massino will continue as an executive officer of the Company; provided, however, that the failure of such person to continue as an executive officer of the Company shall not be deemed a breach of this covenant if, within six (6) months of such individual's ceasing to serve as an executive officer, such individual's position is filled or responsibilities are assumed by an individual reasonably acceptable to the Significant Holders.

                7.15 EMPLOYEE BENEFIT PLANS. The Company will and will continue to cause each of its ERISA Affiliates to (a) comply in all material respects with all requirements imposed by ERISA, the Code and all other laws and the regulations thereof, applicable from time to time to any of its Employee Benefit Plans, (b) make full payment when due of all amounts which, under the provisions of such Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, including any payments or contributions to Multiemployer Plans required to be made under any agreement relating to such Multiemployer Plans, or under any law pertaining thereto, (c) not permit to exist, with respect to any Pension Plan, any material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, (d) not permit the actuarial present value of all benefit liabilities under any Pension Plan to be less than the current value of the assets of such Pension Plans allocable to such benefit liabilities, (e) not permit the occurrence of a Termination Event which would result in a liability on the part of the Company or any ERISA Affiliate to the

PBGC, (f) not engage in any Prohibited Transaction, (g) not establish, or amend or otherwise alter any Employee Benefit Plan if such establishment or amendment could result in a material liability to the Company or any ERISA Affiliate or increase the material obligation of the Company or any ERISA Affiliate to a Multiemployer Plan or permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or (h) take no action which would reasonably be expected to cause any of the Employee Benefit Plans to fail to meet any applicable qualification requirement imposed by the Code.

                7.16 FURTHER ASSURANCES. From time to time the Company will execute and deliver such other instruments, certificates, agreements and documents and will take such other action and do all other things as may be reasonably requested by the Significant Holders in order to implement or effectuate the terms and provisions of this Agreement.

                7.17 Delivery of Certificates. As soon as practicable after the return to the Company by or on behalf of Windsor of certificates representing the 1,885,715 Ordinary Shares, the Company will cancel the certificates and reissue certificates representing the Previously Issued Shares in the names of the Purchasers in the respective amounts set forth opposite each Purchaser's name on Schedule 1 hereto.


        8. NEGATIVE COVENANTS. The Company covenants and agrees that from and after the date of this Agreement through the Closing and thereafter so long as any Notes remain outstanding, as follows:

                8.1 LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except Permitted Liens.

                8.2 LIMITATION ON INDEBTEDNESS. The Company will not and will not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise become or be liable with respect to any Indebtedness, except Permitted Indebtedness.

                8.3 LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay or declare or set apart for payment any Restricted Payment.

                8.4 LIMITATION ON INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make or obligate itself to make, directly or indirectly, any Restricted Investment.

                8.5 TRANSACTIONS WITH AFFILIATES AND DIRECTORS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate of the Company (other than the granting of stock options, or the exercise thereof, pursuant to the Company's existing share option scheme or pursuant to any other incentive plan approved by a majority of members of the Board of Directors of the Company) if such transaction involves in excess of $100,000, unless such transaction is approved by a majority of the non-employee directors of the Company. Transactions with Affiliates involving less than $100,000 may be entered into, provided (i) such transaction is on an arm's length basis on terms which are no less favorable to the Company or any Subsidiary than would by the case with a similar transaction with an unaffiliated Person or (ii) such transaction is approved by a majority of the non-employee directors of the Company.

                8.6 MERGER, CONSOLIDATION, SALE OR TRANSFER OF ASSETS. The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidate with any Person, acquire any other company or invest in, or purchase, any stock, security or evidence of indebtedness of any other enterprise or individual, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, provided, however, that the Company may engage in any of the following transactions provided that that immediately after giving effect to any such transaction or transactions, no condition or event shall exist which constitutes a Default or an Event of
Default: (i) the merger of any Wholly-Owned Subsidiary of the Company into the Company or a Wholly-Owned Subsidiary of the Company if the Company or such Wholly-Owned Subsidiary, as the case may be, shall be the surviving corporation,
(ii) the sale, lease, transfer or other disposition of any of the assets of any Wholly-Owned Subsidiary of the Company to the Company or to any other Wholly-Owned Subsidiary of the Company, whether by dissolution, liquidation or otherwise, (iii) Permitted Acquisitions, (iv) the sale of the Allercreme(R) product line, (v) the sale of the Silver Fox(R) product line, (vi) the sale of the Mill Creek(R) product line, and (vii) the sale, lease, transfer or other disposition of any assets of any Wholly-Owned Subsidiary of the Company to the Company or to any other Wholly-Owned Subsidiary of the Company.

                8.7 SALES OF ASSETS. The Company will not, and will not permit any Subsidiary of the Company to, sell, lease, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, directly or through the sale of Capital Stock or other equity of a Subsidiary of the Company, other than (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete capital equipment in arms-length transactions in the ordinary course of business, where the proceeds of such capital equipment sales are immediately reinvested in the Company, (iii) sales during any fiscal year of assets of the Company having a value (as determined in good faith by the Board of Directors) of less than $150,000.00, (iv) the sale of the Allercreme(R) product line, (v) the sale of the Silver Fox(R) product line, (vi) the sale of the Mill Creek(R) product line, and (vii) the sale, lease, transfer or other disposition of any assets of any Wholly-Owned Subsidiary of the Company to the Company or to any other Wholly-Owned Subsidiary of the Company

                8.8 SALE AND LEASEBACK. Except as set forth on Schedule 8.8, the Company will not, and will not permit any Subsidiary to, enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or a Subsidiary of any real or personal property (i) which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary or (ii) which has been or is to be acquired from another Person by such lender or investor, or on which one or more buildings have been or are to be constructed by such lender or investor, for the purpose of leasing such property to the Company or such Subsidiary.

                8.9 AMENDMENT OF BY-LAWS AND CHARTER. Neither the Company nor any Subsidiary shall amend its By-Laws or its Certificate of Incorporation (or equivalent organizational document) in any manner that would have an adverse effect on the interests the holders of the Notes and/or Warrants.

                8.10 LOANS BY THE COMPANY. Neither the Company nor any Subsidiary shall make any loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any officer, director, employee or other person, other than reasonable advances to directors, officers and/or employees for reasonable travel and other normal business expenses relating to the business of the Company or such Subsidiary.

                8.11 CERTAIN CONTRACTS. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any contract or agreement which would constitute a breach of the covenants of the Company set forth in this Agreement or the Transaction Documents.

                8.12 NO SUBSIDIARIES. Neither the Company nor any Subsidiary will create any new Subsidiaries.

                8.13 CHANGE IN BUSINESS. Neither the Company nor any Subsidiary will enter into or engage in any business other than the business currently engaged in by the Company and any such Subsidiary as of the date hereof.

                8.14 WITHHOLDING TAXES. (a) Unless otherwise required by law, the Company will not withhold United States withholding taxes from payments to be made to holders of Notes if such holders (i) are corporations organized under the laws of a jurisdiction outside the United States or are otherwise persons not resident in the United States for U.S. federal income tax purposes, and (ii) provide the Company, upon the Company's reasonable request, with one or more of Internal Revenue Service Form W-8, Form 4224 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such holders' entitlement to an exemption from any such withholding requirements.

                        (b) Unless otherwise required by law, the Company will not withhold United States withholding taxes from payments to be made to holders of Notes in excess of an applicable treaty rate if such holders (i) are corporations organized under the laws of a jurisdiction outside the United States or are otherwise persons not resident in the United States for U.S. federal income tax purposes, and (ii) provide the Company upon the Company's reasonable request, with one or more of certification of their residence address, Internal Revenue Service Form 1001 or other applicable form, certificates or documents certifying as to such holders' entitlement to a reduced rate of withholding under any such withholding requirements.

                        (c) Neither Section 8.14(a) nor Section 8.14(b) hereof shall require the Company to apply an exemption or reduced rate of withholding during any period when it shall have received notice or has knowledge that (i) the residence or other information previously provided on any applicable form, certificate or document is incorrect and no corrected form, certificate or document as applicable has been provided to the Company, or (ii) of any other information which would render such exemption or reduced rate inapplicable.

                8.15 NO PLEDGE OF SUBSIDIARIES' SHARES. The Company will not mortgage, pledge, hypothecate or create or permit to exist any security interest in, or lien on, any shares of the Capital Stock of any Subsidiary, except pursuant to the Transaction Documents.

                8.16 CHANGE IN ACCOUNTING POLICIES. Except as set forth in
Schedule 8.16 hereto, neither the Company nor any of its Subsidiaries shall change its accounting policies, except in accordance with changes mandated by GAAP.

                8.17 DIVIDENDS AND REDEMPTIONS. Neither the Company nor any of its Subsidiaries shall (a) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Capital Stock on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or (b) make any payments (including, without limitation, prepayments) of principal of, or retire, redeem, purchase or otherwise acquire any Indebtedness, other than with respect to the Notes or any scheduled payments of Permitted Indebtedness.

        9. EVENTS OF DEFAULT.

                9.1 DEFAULT; ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                (i) the Company defaults in the payment of any principal of or interest on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided, and such default continues for ten (10) days; or

                (ii) the Company or any Subsidiary (a) breaches any of the terms of or defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any Indebtedness is created and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness to cause such debt in a principal amount in excess of $100,000 to become due prior to any stated maturity date; or

                (iii) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary in this Agreement or any of the Transaction Documents, shall be false or misleading in any respect on the date as of which made; or

                (iv) the Company or any Subsidiary fails perform or observe any agreement contained in clause (iii) of Section 7.1 or Section 8; or

                (v) the Company or any material Subsidiary fails to perform or observe any other agreement, term or condition contained in this Agreement or any of the Transaction Documents, and such failure shall not have been remedied within 30 days after such failure shall first have become known to the Chief Executive Officer, President, Chief Financial Officer or Executive Vice President of Operations of the Company or such Subsidiary or written notice shall have been received by the Company (regardless of the source of such notice); or

                (vi) the Company or any material Subsidiary makes an assignment for the benefit of creditors or is generally unable to pay its debts as such debts become due; or

                (vii) any order or decree for relief in respect of the Company or any material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                (viii) the Company or any material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any material Subsidiary, or of any Substantial Part of the assets of the Company or any material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and such petition, application or proceeding is unstayed or undismissed within 60 days, or any such petition or application is filed, or any such proceedings are commenced against the Company or any material Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (x) any order, judgment or decree is entered in any proceedings against the Company or any material Subsidiary decreeing the dissolution of the Company or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xi) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of a Substantial Part, or the divestiture of the stock of a Subsidiary, the assets of which constitute a Substantial Part, of the assets of the Company and its Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xii) a final judgment, the payment of which is not covered by existing insurance policies, in an amount in excess of $200,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

                (xiii) the Company defaults under any of the material terms of the Transaction Documents;

                (xiv) there shall occur a cessation of a Substantial Part of the business of the Company and/or any of its Subsidiaries for a period which significantly affects the Company's and/or any of its Subsidiaries' capacity to continue their businesses, or the Company or any Subsidiary shall suffer the loss or revocation of any material certificate, license or permit, now held or hereafter acquired by the Company or any Subsidiary, which is necessary to the continued or lawful operation of a Substantial Part of their businesses; or the Company or any Subsidiary shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any Substantial Part of their business affairs for a period of 30 days; or any lease or agreement pursuant to which the Company or any Subsidiary leases, uses or occupies any of its respective real or personal property shall be canceled or terminated by the other party to such lease or agreement prior to the expiration of its stated term which individually or in the aggregate which would have a Material Adverse Effect; or

                (xv) any Termination Event shall occur and as of the date hereof or any subsequent date, the sum of the various liabilities of the Company and its ERISA Affiliates (such liabilities to include, without limitation, any liability to the PBGC (or any successor thereto) or to any other party under Section 4062, 4063, or 4064 of ERISA or any other provision of law resulting from or otherwise associated with such event) exceeds $200,000 or the Company or any of its ERISA Affiliates as an employer under any Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsors of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding $200,000.

then (a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this Section 9.1, all of the Notes at the time outstanding shall automatically become due and payable at par, together with interest accrued thereon, (b) if such event is an Event of Default specified in Section 9.1(i), any holder may, at such holder's option, by notice in writing to the Company, declare the Notes held by such holder to be, and all of such holder's Notes shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, and (c) if such event is any Event of Default other than under (i), (viii), (ix) or (x) of this
Section 9.1, the Purchaser may, at its option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon. Each amount that becomes payable pursuant to this Section 9.1 shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, except where notice is specifically required by the terms of this Agreement; provided, however, that if, at any time after the principal of the Notes shall so become due and payable prior to the date of maturity stated in such Notes, all arrears of scheduled payments of principal and interest on such Notes shall be paid by or for the account of the Company, the Purchaser, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

                9.2 OTHER REMEDIES. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy available to such holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        10. REPRESENTATIONS AND WARRANTIES. Except as set forth on Schedule 10.1 hereto, the Company represents and warrants for the benefit of each holder from time to time of Notes and/or Warrants, as of the date hereof and as of Closing and after giving effect to the transactions contemplated by this Agreement, as follows:

                10.1 ORGANIZATION; CORPORATE AUTHORITY. Except as set forth on
Schedule 10.1, each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted after the Closing Date. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation duly authorized to do business in each jurisdiction where it is or will be on the Closing Date required so to qualify, except in those jurisdictions in which the failure to so qualify will not individually or in the aggregate have a Material Adverse Effect.

                10.2 AUTHORIZATION. All corporate action on the part of the Company and its Subsidiaries, and their directors and stockholders, necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby and for the authorization, issuance and delivery of the Warrants and the Notes and of the Ordinary Shares issuable hereunder or upon exercise of the Warrants, has been taken or will be taken prior to the Closing. Each of the Transaction Documents to which the Company or any of its Subsidiaries are a party is the valid and binding obligation of the Company and such Subsidiary, enforceable in accordance with their terms. The execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents to which any is a party and compliance therewith and, with respect to Company, the issuance and sale of the Warrants and the Notes and the Ordinary Shares issuable hereunder or upon exercise of the Warrants, will not result in any violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of federal, state or local law to which the Company or any Subsidiary is subject, their respective Certificates of Incorporation (or equivalent organizational document) or By-Laws (or equivalent document), or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation, or other restriction to which the Company or its Subsidiaries, is a party or by which it is bound, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company's or its Subsidiaries' operations or any of their assets or properties. No stockholder has any preemptive rights or rights of first refusal by reason of the issuance of the Warrants or the Notes or the Ordinary Shares issuable hereunder or upon exercise of the Warrants. The Ordinary Shares issuable hereunder and upon exercise of the Warrants have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and non-assessable.

                10.3 CAPITAL STOCK AND RELATED MATTERS. (i) The authorized capital stock of the Company consists of 100,000,000 Ordinary Shares, par value (5 pence) per share, of which 54,793,472 shares are outstanding and 7,527,618 shares are reserved for issuance upon exercise of the Warrants; (ii) the authorized and issued capital stock of each of the Company's Subsidiaries is set forth on Schedule 10.3(ii) attached hereto (iii) all of the outstanding shares of Capital Stock of the Company and each Subsidiary listed on Schedule 10.3(iii) are validly issued and outstanding, fully paid and non-assessable; (iv) except as listed on Schedule 10.3(iv) and for the Warrants, neither the Company nor its Subsidiaries has any outstanding stock or securities convertible into or exchangeable for any shares of Capital Stock, or any outstanding rights (either preemptive or other, except as provided under English law) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding commitments of any character to issue any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock of the Company or its Subsidiaries, or, except as set forth on
Schedule 10.3(iv), any outstanding demand or piggy-back registration rights to register any Capital Stock or any stock or securities convertible into or exchangeable for the Capital Stock of the Company or its Subsidiaries; (v) neither the Company nor its Subsidiaries is subject to any obligation (contingent or other) to repurchase, otherwise acquire or retire any shares of their respective Capital Stock; and (vi) except as set forth on Schedule 10.3(vi) neither the Company nor its Subsidiaries has knowledge of any agreement (except as set forth in this Agreement) restricting the transfer of any shares of their respective Capital Stock except for restrictions imposed as a consequence of U.S. federal or state securities laws or the equivalent laws of the United Kingdom.

                10.4 CHARTER; BY-LAWS. Each of the Company and its Subsidiaries has furnished the Purchasers and their special counsel with true, correct and complete copies of their respective Certificates of Incorporation (or equivalent organizational documents) and By-Laws and all amendments thereto to date.

                10.5 SUBSIDIARIES. Except as listed on Schedule 10.5, the Company has no Subsidiaries and does not own of record or beneficially any Capital Stock or equity interest or investment in any corporation, association, partnership, joint venture or other entity.

                10.6 RESERVATION OF SHARES. The Company has reserved for issuance the number of its authorized but unissued Ordinary Shares necessary to permit the exercise in full of all of the Warrants.

                10.7 LITIGATION. Except as set forth on Schedule 10.7, there is no action, suit, investigation or proceeding pending, or, to the Company's knowledge threatened, whether or not purportedly on behalf of the Company or its Subsidiaries, to which the Company or its Subsidiaries are or may be named as a party or their property is or may be subject or which challenges this Agreement, the Transaction Documents or any of the transactions contemplated hereby or thereby, or to the Company's knowledge, to which any officer, employee or stockholder of the Company or its Subsidiaries is subject.

                10.8 COMPLIANCE WITH LAW. Except as set forth in the Schedules to this Agreement, the operations of the Company and its

Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other Governmental Authorities having jurisdiction over the Company or its Subsidiaries and their respective assets, properties and operations, including, without limitation, all Environmental Laws, the CSA and FDCA, except where a failure to do so would not have a Material Adverse Effect. Except as set forth in Schedule 10.8, none of the Company or its Subsidiaries have received notice of any material violation of any such law, regulation, order or other legal requirement, and none of the Company or its Subsidiaries is in violation of or default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or Governmental Authority or arbitrator, domestic or foreign, applicable to the Company its Subsidiaries or any of their respective assets, properties or operations except for any such violation or default which would not have a Material Adverse Effect.

                10.9 OFFERING. Assuming the accuracy of the representations and warranties of each of the Purchasers set forth in Section 11 of this Agreement, the offer, sale and issuance of the Warrants and the Notes and the Ordinary Shares issuable upon the exercise of the Warrants, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the laws of any applicable U.S. state, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                10.10 COMPLIANCE WITH ERISA. Schedule 10.10 attached hereto contains a true and complete list of the Company's and each of its Subsidiaries' or ERISA Affiliates' written, foreign or domestic, employee bonus, retirement, pension, profit sharing, savings, stock option, stock appreciation, stock purchase, incentive, deferred compensation, employment, hospitalization, medical, dental, vision, life or other health or disability (whether provided by insurance or otherwise), severance, termination or other similar plan, policy or program, including, without limitation, any collective bargaining agreement involving direct or indirect compensation (including any employment agreement), any Pension Plan or any "employee welfare benefit plan" as defined in Section 3(1) of ERISA that provides or may provide benefits or compensation to or in respect of any employee of the Company, its Subsidiaries or ERISA Affiliates, including any employee of the Company, its Subsidiaries, or ERISA Affiliates who has retired or has otherwise terminated his or her employment with the Company, its Subsidiaries or ERISA Affiliates (the "Employee Benefit Plans"). With respect to former employees or retirees, neither the Company, nor its Subsidiaries or ERISA Affiliates provides any life insurance, medical, severance, pension benefits, and similar benefits to such former employees and retirees, except as set forth on Schedule 10.10. The Company and its ERISA Affiliates, are in compliance in all material respects with any applicable provisions of ERISA and the regulations thereunder and of the Code and regulations thereunder with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS so qualifying it, and each related trust of such Employee Benefit Plan has been determined to be exempt under Section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect the qualified status of such Employee Benefit Plan. No material liability has been incurred by the Company or any ERISA Affiliate which remains unsatisfied of for any taxes or penalties with respect to any Employee Benefit Plan. Neither the Company nor any ERISA Affiliate has engaged in any Prohibited Transaction. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan maintained or contributed to by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plans. The actuarial present value of all benefit liabilities under each Pension Plan maintained or contributed to by the Company or any ERISA Affiliate, does not exceed the assets of such Pension Plan. Neither the Company nor any ERISA Affiliate has (i) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Pension Plans, (ii) incurred an accumulated funding deficiency, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid or (iii) failed to make a contribution or payment to a Multiemployer Plan. The offer, sale and issuance of the Warrants and Notes hereunder or the conversion of the Notes or exercise of the Warrants, as contemplated by this Agreement will not involve any Prohibited Transaction. No material proceeding, claim, lawsuit and/or investigation exists or, to the best of the knowledge of the Company, is threatened concerning or involving any Employee Benefit Plan.

                10.11 EXCHANGE ACT FILINGS; FINANCIAL STATEMENTS. (a) The Company has furnished the Purchaser with the Company's most recent filings under the Securities Exchange Act of 1934 (the "Exchange Act Filings"). The Exchange Act Filings are accurate and complete in all material respects as of the date thereof. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K") will, when filed with the U.S. Securities and Exchange Commission, be accurate and complete in all material respects as of the date of its filing. The Exchange Act Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The 1998 10-K will not, when filed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (b) The financial statements (including any related notes thereto) contained in the Exchange Act Filings and the 1998 10-K (the "Financial Statements") (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (ii) fairly presented or, in the case of the Financial Statements included in the 1998 10-K, will fairly present the financial position of Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, consistent with the books and records of Company.

                10.12 OUTSTANDING INDEBTEDNESS. Other than with respect to the Notes and except as set forth on Schedule 10.12 hereto, neither the Company nor its Subsidiaries has any outstanding secured or unsecured Indebtedness or commitments for any such Indebtedness.

                10.13 TAXES. Except as set forth on Schedule 10.13 hereto, each of the Company and its Subsidiaries have timely filed all United States federal, state, United Kingdom and other tax returns required by law to be filed by them, and timely paid all taxes, assessments and other governmental charges required to have been paid by them, other than those presently payable without penalty or interest, have been timely paid. There are no tax liens upon any properties or assets of the Company or any Subsidiary, other than liens securing payment of taxes not yet due or which are being contested in good faith by the Company or any of its Subsidiaries and for which adequate reserves are being maintained by the Company. All such tax reports or returns fairly reflect the taxes of the Company and its Subsidiaries for the periods covered thereby. Neither the Company nor its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, there is no material tax deficiency or delinquency asserted against the Company or its Subsidiaries, and, except as provided above, there is no material unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company or its Subsidiaries or any violation of any federal, state, local or foreign tax law currently being asserted by any taxing authority. No Internal Revenue Service or Inland Revenue audit of the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the financial statements. Neither the Company nor its Subsidiaries have granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. Neither the Company nor its Subsidiaries have committed any material violation of any federal, state, local or foreign tax laws. All monies required to be withheld by the Company or its Subsidiaries from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by the Company or its Subsidiaries to governmental agencies or set aside in accounts for such purpose have been so paid or set aside, or such monies have been approved, reserved against and entered upon the books and financial statements of the Company or any Subsidiary.

                10.14 YEAR 2000 COMPLIANCE. The Company is Year 2000 Compliant, as that term is defined below, and there are no foreseeable expenses or other liabilities associated with the process of securing full Year 2000 Compliance except for any noncompliance that would not be reasonably expected to have a Material Adverse Effect. "Year 2000 Compliant" means that such hardware or software used by the Company or any of its Subsidiaries including, but not limited to, microcode, firmware, system and application programs, files, databases, computer services, and microcontrollers, including those embedded in computer and non-computer equipment (the "Computer Systems") will (a) process date data from at least the years 1900 through 2101 without error or interruption; (b) maintain functionality with respect to the introduction, processing, or output of records containing dates falling on or after January 1, 2000; and (c) be interoperable with other software or hardware which may deliver records to, receive records from, or interact with such Computer Systems in the course of conducting the business of the Company.

                10.15 ENVIRONMENTAL AND OTHER REGULATIONS. (i) The operations of the Company and its Subsidiaries are in compliance with Environmental Laws and Requirements of Environmental Law, except where the failure to be in compliance would not have a Material Adverse Effect; (ii) the Company and its Subsidiaries have obtained all necessary Environmental Permits or authorizations required under Environmental Laws except where a failure to do so would not have a Material Adverse Effect; (iii) to the knowledge of the Company, there has been no Release at any of the properties owned, leased or operated by the Company or its Subsidiaries or any predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Company or its Subsidiaries or any predecessor in interest; (iv) no Environmental Claims relating to (A) any assets, properties or businesses of the Company or its Subsidiaries or any predecessor in interest; (B) properties adjoining properties or businesses owned or operated by the Company or its Subsidiaries or any predecessor in interest; or (C) any facilities which received

Hazardous Materials generated by the Company or its Subsidiaries or any predecessor in interest, have been asserted against the Company or its Subsidiaries or, to the Company's knowledge, any predecessor in interest, nor does the Company have knowledge or notice that any such Environmental Claim is threatened or pending; (v) to the knowledge of the Company, no Environmental Claim has been asserted against any facilities that may have received Hazardous Materials, if any, generated by the Company or its Subsidiaries; and (vi) none of the Company or its Subsidiaries are subject to any Environmental Liabilities which would have a Material Adverse Effect. None of the Company or its Subsidiaries have received any notice from any governmental agency or other authority alleging noncompliance with any material health, safety or environmental laws or regulations.

                10.16 INVESTMENT COMPANY ACT. Neither the Company nor its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                10.17 LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Each of the Company and its Subsidiaries has all material licenses, permits, franchises, authorizations and approvals (the "Licenses and Permits") required of it by any Governmental Authority to conduct its business as presently conducted. Schedule
10.17 sets forth a true and complete list of all such Licenses and Permits issued to, or in the name of, the Company and its Subsidiaries, and all pending applications therefor. Any and all past litigation concerning such Licenses and Permits and all claims and causes of action raised therein, has been finally adjudicated. No such License or Permit has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of the Company, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License, certificate of need, or regulatory approval and each License and Permit has been duly obtained, is valid and in full force and effect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the business of the Company and its Subsidiaries in the manner now conducted, and none of the operations of the business of the Company or its Subsidiaries are being conducted in a manner that violates any of the terms or conditions under which any License or Permit was granted. No such License and Permit will in any way be affected by, terminate or lapse by reason of, the transactions provided for in this Agreement.

                10.18 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Securities or the transactions contemplated hereby; provided, however, that the

Company makes no representation or warranty with respect to any fee or commission that might be payable to Mohamed Hadid, Al-Sabah Trading and Development Co., The Alma Group, Ltd. or any Affiliate of any of the foregoing.

                10.19 COMPLIANCE WITH OTHER INSTRUMENTS AND CONTRACTS. Neither the Company nor its Subsidiaries is in violation of any term of their respective Certificate of Incorporation (or equivalent organizational document), or By-Laws. Schedule 10.19 hereto contains a list of the material Contracts of the Company and its Subsidiaries. Neither the Company nor its Subsidiaries is in violation of any term of any material Contract which would permit any party to any material Contract to terminate, amend or modify such material Contract except for any violations which do not cause and are not likely to result in a Material Adverse Effect. To the Company's knowledge, none of the Company or its Subsidiaries have waived any right or default by any party under any material Contract. All material Contracts are in full force and effect, and the Company has no knowledge that any party to any material Contract is or is seeking or presently intends to seek to terminate, amend or modify any material Contract, except where the termination, amendment or modification does not have, and is not likely to result in, a Material Adverse Effect. All Contracts involving aggregate consideration payable by or to the Company in any twelve-month period in excess of $100,000 are listed on Schedule 10.19 as a material Contract.

                10.20 INTELLECTUAL PROPERTY. Set forth on Schedule 10.20 hereto is a true, correct and complete list of all Patents and Patent Applications, material Trademarks, copyrights, licenses and trade/brand names owned by, or licensed to, the Company and its Subsidiaries. Each of the Company and its Subsidiaries possesses all Intellectual Property Rights necessary to conduct its business as now being conducted, without conflict with or infringement upon any valid rights of others, except where a failure to do so would not have a Material Adverse Effect and has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Schedule 10.20, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing to which the Company or any Subsidiary is a party, nor is the Company or its Subsidiaries bound by or a party to any option, license or agreement of any kind with respect to the Patents and Patent Applications, material Trademarks, copyrights, licenses and trade/brand names of any other person or entity. No stockholder, director, officer or employee of the Company or its Subsidiaries has any interest in any Intellectual Property Rights.

                10.21 REAL PROPERTY. (a) Set forth on Schedule 10.21(a) hereto is a true, correct and complete list of all real property owned by the Company and its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it free and clear of all Liens other than Permitted Liens. All required certificates of occupancy, certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals, and other permits, franchises and licenses necessary to enable the Company and its Subsidiaries to use or operate its facilities in the manner currently used or operated by it or its Subsidiaries, have been issued and are in full force and effect, except for those, the absence of which would not have a Material Adverse Effect. No default or breach now exists and no event has occurred or is continuing which, with notice or the passage of time or both, would constitute a default under any of the covenants, restrictions, rights of way, easements or other agreements affecting any of the facilities of the Company or its Subsidiaries, except for those defaults, breaches or events that would not have a Material Adverse Effect. Neither the Company nor its Subsidiaries have knowledge of any condemnation or eminent domain proceedings now pending with respect to their facilities.

                        (b) Set forth on Schedule 10.21(b) hereto is a true, correct and complete list of all material leases of real property under which the Company or its Subsidiaries is a lessee. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of them is in default in any material respect, nor has the Company or its Subsidiaries received any written notice of its default under any such lease.

                10.22 EMPLOYEES. (a) Set forth on Schedule 10.22 hereto is a true, correct and complete list (including the term, expiration dated and amount of annual compensation) of all written employment agreements to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound. No employee of the Company or its Subsidiaries is in violation of any term of any written employment agreement to which it is a party, and to the knowledge of the Company, no employee of the Company is in violation of any contract or agreement with any former employer relating to the right of any such employee to be employed by the Company or its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or its Subsidiaries to liability in connection with such covenants or agreements. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims with respect to any contract, agreement, covenant or obligation referred to above. Neither the Company nor its Subsidiaries has any collective bargaining agreement covering any of its employees.

                        (b) There are no labor disputes between the Company or its Subsidiaries and any of their employees or representatives of such employees. There are no discrimination charges (relating to sex, age, race, national origin, handicap or veteran status or otherwise) pending or threatened, in writing, against, or involving the Company or its Subsidiaries before any court, administrative agency or arbitrator. Except as set forth on Schedule 10.8 or otherwise disclosed to the Purchasers prior to the Closing Date, neither the Company nor its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, benefits or other direct or indirect compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees. Each of the Company and its Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment, wages, hours and benefits, except where a failure to comply would not have a Material Adverse Effect.

                10.23 INSURANCE. Schedule 10.23 contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks to which the Company and its Subsidiaries have been a party, a named insured or otherwise the beneficiary of coverage. With respect to each insurance policy listed in Schedule 10.23: (A) the policy is in full force and effect; (B) none of the Company and its Subsidiaries or any other party to the policy is in breach of default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification under the policy; (C) no party to the policy has repudiated any provision thereof; (D) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or any notice that a defense will be afforded with reservation of rights; (E) none of the Company or its Subsidiaries have received (i) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (ii) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is not longer willing or able to perform its obligations thereunder; and (F) none of the Company or its Subsidiaries have received any written notice from or on behalf of any insurance carrier issuing such policies, that there will hereafter be a cancellation, or an increase in a deductible or non-renewal of existing policies.

                10.24 TITLE TO ASSETS. The Company has good and valid title to all of its assets now carried on its books, free and clear of all Liens except for Permitted Liens.

                10.25 FDA MATTERS. (a) The testing, manufacture, storage, distribution, use, promotion and sale of the Company's and its Subsidiaries' products by the Company and its Subsidiaries and contractors has been performed and is performed in compliance with all applicable requirements under the FDCA and the CSA, including, without limitation, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports, and security.

                (b) All pending new drug applications of the Company and its Subsidiaries are listed on Schedule 10.26. With respect to all such new drug applications, the Company has complied with all applicable requirements in the submission of such application.

        11. REPRESENTATIONS OF THE PURCHASER. Each Purchaser severally (as to itself and not any other Purchaser) and not jointly, represents and warrants to the Company as follows:

                11.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes its valid and legally binding obligation, enforceable in accordance with its terms. Neither the execution, delivery or performance by this Agreement by such Purchaser nor the consummation by such Purchaser of the transactions contemplated hereby will result in a violation of, conflict with, or result in any breach of any of the terms of, or constitute a default under, any provision of federal, state or local law or foreign law to which such Purchaser is subject, the organizational documents of the Purchaser or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which such Purchaser is a party or by which it is bound.

                11.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Warrants, the Notes and the Ordinary Shares issuable hereunder and upon exercise of the Warrants (collectively, the "Acquired Securities") will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part of the Acquired Securities in contravention of applicable law, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in or with respect to any of the Acquired Securities.

                11.3 ACCREDITED INVESTOR. Such Purchaser is and upon the acquisition of Ordinary Shares upon exercise of the Warrants will be an "accredited investor" within the meaning of Rule 501 of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act. Such Purchaser has not been organized for the purposes of acquiring the Acquired Securities.

                11.4 RESTRICTED SECURITIES. Such Purchaser understands that the Acquired Securities it is acquiring and may acquire as contemplated by this Agreement are "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144") inasmuch as they will be acquired from the Company in a transaction not involving a public offering and that under the federal securities laws and applicable regulations such Acquired Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser acknowledges that its investment in the Acquired Securities may be an illiquid investment requiring such Purchaser to bear the economic risk of the investment for an indefinite period.

                11.5 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Purchaser further agrees not to make any disposition of all or any portion of the Acquired Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement (provided and to the extent that such terms are then applicable and provided that such Purchaser is making such disposition in a transaction other than pursuant to Rule 144 or under an effective registration statement under the Securities Act and in accordance with any applicable state securities laws), and

                        (a) Such Purchaser shall have notified the Company of the proposed disposition, and

                        (b) If requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, rendered by a law firm experienced in matters involving the sale of securities under federal and state securities laws, that such disposition will not require registration of the Acquired Securities under the Securities Act or registration or qualification under any state securities or "blue sky" law.

                11.6 LEGENDS. It is understood that the certificates evidencing the Acquired Securities will bear an appropriate legend restricting transfers substantially in the following form:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND THE REGISTRATION OR QUALIFICATION OF THE SECURITIES UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND CONTENT REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION OR QUALIFICATION UNDER THE ACT AND STATE SECURITIES LAWS IS NOT REQUIRED."

                11.7 CONSENTS. To such Purchaser's knowledge, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                11.8 DISCLOSURE OF INFORMATION. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and its business and prospects and the terms and conditions of the sale of the Acquired Securities.

        12. MISCELLANEOUS.

                12.1 PAYMENTS. The Company agrees that, so long as the Purchasers shall hold any Notes, it will make payments of principal and interest on such Notes, in compliance with the terms of this Agreement and the Notes, by wire transfer of immediately available funds for credit to the account or accounts as each Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, the Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid and, as soon as practicable thereafter, shall deliver a copy of such Note or schedule to the Company. The Company agrees to afford the benefits of this Section 12.1 to any transferee which shall have made the same agreement as the Purchasers have made in this Section 12.1.

                12.2 EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save each Purchaser harmless against liability for the payment of, (i) a transaction fee to Scorpion Holdings, LLC in the amount of $75,000, (ii) the reasonable fees and expenses (including document production and duplication charges) of one special counsel engaged by the Purchasers in connection with this Agreement, (iii) the reasonable out-of-pocket expenses of the Purchasers in connection with this Agreement, (iv) the reasonable fees and expenses of one special counsel engaged by the Purchasers in connection with any subsequent proposed amendment to, modification of, or proposed consent under this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (v) the costs and expenses, including attorney's fees, incurred by the Purchasers or any subsequent Significant Holder in enforcing any rights under this Agreement, the Notes, the Warrants or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any subsequent Significant Holder's having acquired any Notes or Warrants, including without limitation, costs and expenses incurred in any bankruptcy case involving the Company or any of its Subsidiaries provided, however, that the Company shall not be obligated to pay any costs, fees and expenses incurred by any of the Purchasers substantially by reason of a Purchaser's gross negligence or willful misconduct; and provided, further, that the Company shall not be obligated to make payments described in clauses (ii) or
(iii) of this Section 12.2 in an aggregate amount in excess of $75,000. The Company agrees to pay all depositary fees payable to the depositary in respect of the issuance of American Depositary Shares or American Depositary Receipts in respect of Ordinary Shares issued upon exercise of the Warrants. The obligations of the Company under this Section 12.2 shall survive the transfer of any Securities or portion thereof or interest therein by any Purchaser or any subsequent Significant Holder and the payment of any Note.

                12.3 CONSENT TO AMENDMENTS AND PROCEDURE FOR COVENANT WAIVER.
(a) As long as any of the Notes are outstanding, this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of holders of Notes representing at least 51% of the principal amount of the Notes then outstanding, and each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 12.3; provided, however, that without the written consent of the holder or holders of 100% in principal amount of the Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note or reduce the rate or time of payment of interest payable with respect to any Note or affect the time, amount or allocation of any prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

                (b) Once all of the Notes are repaid in full, this Agreement shall terminate and the provisions hereof shall have no further force or effect.

                12.4 FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. (a) The Notes are issuable as registered Notes, as to both principal and any stated interest, without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. Prior to effectuating a transfer, the Company may require the transferor or transferee to deliver such documents and provide such information as the Company reasonably believes is necessary in order for such transfer to be made in compliance with applicable tax and securities laws and regulatory requirements. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or indemnity bond or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary contained herein, nothing in this
Section 12.4 shall be construed so as to limit the transferability of any of the Notes.

                (b) Notwithstanding anything contained in Section 12.4(a) or in any other provision of this Agreement, prior to the occurrence of an Event of Default, the Purchasers shall not transfer any of the Notes to any Person other than an Affiliate of such Purchaser (i) without the prior written consent of the Company, which consent shall not be unreasonably withheld and (ii) without complying with the other provisions of this Agreement, including the provisions of Section 11.5 hereof. Upon the occurrence of an Event of Default, the foregoing consent of the Company shall not be required but any transfer shall otherwise comply with the provisions of this Agreement, including the provisions of Section 11.5 hereof.

                12.5 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest and premium on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                12.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Notes and Warrants, the transfer by any of the Purchasers of any Notes and Warrants or portion thereof or interest therein but shall expire upon the payment of the Notes in full, and may be relied upon by any transferee regardless of any investigation made at any time by or on behalf of any of the Purchasers or any subsequent Significant Holder. Subject to the preceding sentence, this Agreement and the Notes and Warrants and the side letter, dated the date hereof, regarding United Kingdom withholding taxes embody the entire agreement and understanding among the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                12.7 SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto (including, without limitation, any subsequent Significant Holder) whether so expressed or not.

                12.8 DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Notes may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Notes, (iii) any Person to which such holder offers to sell such Notes or any part thereof in accordance with this Agreement; or (iv) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Notes; provided, however, that prior to such disclosure pursuant to this
Section 12.8, such holder shall cause the recipient of such information to execute a reasonable and appropriate confidentiality agreement with the Company.

                12.9 NOTICES. All written communications provided for hereunder shall be sent by airmail, first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to it at c/o Robert T. Tucker, Esq., 61 Purchase Street, Suite #2, Rye, New York 10580, with a copy to Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attention: Selig D. Sacks, Esq., or to such other address or addresses as any Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company addressed to it at 620 Airport Road, Napa, California 94558, Attention: Mr. Frank J. Massino with copies to Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111, Attention: Jeffrey T. Pero, Esq. or to such other address or addresses as the Company may have designated in writing to each holder of the Securities at the time outstanding.

                12.10 GOVERNING LAW. This Agreement has been executed and delivered at and shall be deemed to have been made in New York, New York. This Agreement and the rights granted herein shall be governed by and construed and enforced under the laws of the State of New York (without giving effect to any conflicts of law rules or principles). Any judicial proceeding brought by or against the Company with respect to this Agreement or any related Agreement shall be brought in any court of competent jurisdiction in the United States of America in the Southern District of New York, and, by execution and delivery of this Agreement, the Company accepts the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. If any action is commenced in any other jurisdiction the parties hereto hereby consent to the removal of such action to the United States District Court for the Southern District of New York. The Company hereby irrevocably designates Latham & Watkins-New York as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in the above described jurisdiction in any legal action or proceeding with respect to this Agreement or any other Transaction Document or the rights and obligations hereunder or thereunder and such service shall be deemed completed upon delivery thereof to such agent. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth in Section 12.9 hereof, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law or commence legal proceedings in or otherwise proceed against the Company in any other jurisdiction.

                12.11 SECTION 151(1) OF THE COMPANIES ACT 1985 (UNITED KINGDOM). For the avoidance of doubt and notwithstanding any other provision of any Transaction Document, none of the Security Agreement, the UK Security Agreement, the Patent and Trademark Security Agreement or the Pledge Agreement secure amounts owing or payable by the Company under the Transaction Documents (including, without limitation, the Warrants) where to do so would constitute a breach of Section 151(1) of the Companies Act 1985 (United Kingdom).

                12.12 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                12.13 CONSTRUCTION. The Company acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded the opportunity to review this Agreement, the Warrants, the Notes and other related documents with its legal counsel and this Agreement, the Warrants, the Notes and related documents shall be construed as if jointly drafted by the Company and the Purchasers. Unless otherwise indicated, references to statutes are to statutes of the United States of America. Accounting terms used herein shall be construed in accordance with GAAP practiced in the United States of America. In addition, unless the contrary intention appears, terms and expressions having a defined or generally accepted meaning under the securities laws of the United States shall have the same meaning in this Agreement.

                12.14 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                12.15 REPRESENTATIVE OF THE PURCHASERS. Notwithstanding anything to the contrary provided in this Agreement, prior to any transfer by the Purchasers of the Notes and the Purchaser so transferring the Notes providing the Company with written notice of the transfer and the name and address of the transferee or an authorized agent of such transferee, whenever the Company is required pursuant to this Agreement to (i) obtain the consent, waiver or approval of any of the Purchasers or Significant Holders, or to (ii) provide any notice to the Purchasers, the Company shall be deemed to have so obtained such consent, waiver or approval if it shall have obtained, the written consent, waiver or approval of Robert T. Tucker, Esq. acting on behalf of the Purchasers and shall be deemed to have so provided such notice if it shall have provided such notice to Robert T. Tucker, Esq. at his address set forth in Section 12.9. The Purchasers should have the right, upon written notice to the Company, to designate a representative other than Robert T. Tucker, Esq.

        IN WITNESS WHEREOF, the Company and each of the Purchasers have executed this Agreement as a deed as of the date first above written.



                                        SENETEK PLC


                                        By:   /s/ Senetek PLC
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SILVER CREEK INVESTMENTS, LTD.


                                        By:/s/ Silver Creek Investments
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BOMOSEEN INVESTMENTS, LTD.


                                        By: /s/ Bomoseen Investments, Ltd.
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ELSTREE HOLDINGS, LTD.


                                        By:   /s/ Elstree Holdings, Ltd.
                                           -------------------------------------
                                           Name:
                                           Title:


                                        DANDELION INVESTMENTS, LTD.


                                        By: /s/ Dandelion Investments, Ltd.
                                           -------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE 1



-------------------------------------------------------------------------------------------------------
                                                 Principal  Principal
                                     Number of   Amount of  Amount of   Number of  Number of  Number of
                                     Ordinary    Investment Settlement  Series A   Series B   Series C
                                       Shares      Notes      Notes     Warrants   Warrants   Warrants
-------------------------------------------------------------------------------------------------------
Silver Creek Investments, Ltd.        626,269    $1,487,069  $710,394    892,241   991,379    355,197

-------------------------------------------------------------------------------------------------------

Bomoseen Investments, Ltd.            626,269    $1,487,069  $710,394    892,241   991,379    355,197

-------------------------------------------------------------------------------------------------------

Elstree Holdings, Ltd.                426,589    $1,012,931  $483,891    607,759   675,287    241,946

-------------------------------------------------------------------------------------------------------

Dandelion Investments, Ltd.           426,588    $1,012,931  $483,891    607,759   675,287    241,946

-------------------------------------------------------------------------------------------------------